Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the Registration Statement.

Introduction

On May 28, 2025, Zeo Energy, Heliogen and the Merger Subs entered into the Merger Agreement. Pursuant to the Merger Agreement, and upon the terms and subject to the satisfaction or waiver of the conditions therein: (i) in accordance with the DGCL, at the Effective Time, Merger Sub I will merge with and into Heliogen, with Heliogen surviving the First Merger as the First Surviving Corporation and immediately following the First Merger, the First Surviving Corporation will be a direct, wholly owned subsidiary of Zeo Energy; and (ii) in accordance with the DGCL and DLLCA, immediately after the Effective Time, the First Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving the Second Merger as the Surviving Company. The Merger Agreement and the consummation of the Transactions have been approved by each of the Heliogen Board of Directors and the Zeo Energy Board of Directors, and the Heliogen Board of Directors has resolved to recommend to the Heliogen Stockholders to approve the Transactions, including the Mergers, and adopt the Merger Agreement, subject to its terms and conditions.

Under the terms of the Merger Agreement, upon the closing of the transaction, Heliogen’s security holders will receive the Merger Consideration consisting of shares of Zeo Energy Class A Common Stock valued at approximately $10.0 million in the aggregate, based on a Zeo Energy Class A Common Stock price of $1.5859 per share (assuming 6,305,568 shares of Heliogen Common Stock outstanding on a fully diluted basis at the Closing), and subject to an adjustment mechanism based on the Heliogen Net Cash at the Closing. The $10.0 million closing price could be adjusted (a) down by 50% of the Net Cash if below $13 million, which we refer to as the “Net Cash Collar Floor”, or (b) up by 50% of the Net Cash that exceeds $16 million, which we refer to as the “Net Cash Collar Ceiling.”

The unaudited pro forma condensed combined balance sheet is presented as if the Transactions occurred on March 31, 2025. The unaudited pro forma condensed combined statement of operations is presented as if the Transactions occurred on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information reflects the following pro forma adjustments related to the Mergers, based on available information and certain assumptions that Zeo Energy management believes are reasonable:

●	the Mergers will be accounted for using the acquisition method of accounting, with Zeo Energy identified as the acquirer;

●	certain reclassification adjustments to conform Heliogen’s historical financial presentation to Zeo Energy’s financial statements presentation;

●	the assumption of liabilities by Zeo Energy for any remaining transaction-related expenses to be incurred; and

●	the estimated tax impact of pro forma adjustments.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	accompanying notes to the unaudited pro forma condensed combined financial information;

●	Zeo Energy’s unaudited historical condensed consolidated financial statements for the three months ended March 31, 2025 and 2024 in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

●	Zeo Energy’s audited historical consolidated financial statements for the year ended December 31, 2024 in the Annual Report on Form 10-K of Zeo Energy for the year ended December 31, 2024;

●	Heliogen’s unaudited historical condensed consolidated financial statements for the three months ended March 31, 2025 and 2024 in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

●	Heliogen’s audited historical consolidated financial statements for the year ended December 31, 2024 in the Annual Report on Form 10-K of Heliogen for the year ended December 31, 2024; and

●	other information relating to Zeo Energy and Heliogen contained in or incorporated by reference in the Registration Statement.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based on preliminary estimates of the fair value of the assets acquired and liabilities assumed, and the related income tax impact of the acquisition accounting adjustments. The pro forma adjustments included herein, which include a preliminary evaluation of accounting policies for conformity, may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined based on the closing price of the Zeo Energy Class A Common Stock on the Closing Date and after completion of a final analysis to determine the fair values of the tangible assets, identifiable intangible assets, and liabilities as of the Closing Date.

Accordingly, the final purchase accounting adjustments may be materially different from the pro forma adjustments presented herein. Increases or decreases in the fair value of assets acquired and liabilities assumed may change the amount of the purchase price allocated to the bargain purchase gain and other assets and liabilities. This may impact the unaudited pro forma condensed combined statement of operations due to an increase or decrease in the amount of amortization or depreciation of the adjusted assets, among other items.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the Mergers had been consummated on the dates indicated, nor are they necessarily indicative of any future operating results or financial position.

See the section of the Registration Statement titled “Risk Factors” for a further discussion of risk factors associated with the pro forma financial information.

Items Not Reflected in the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information do not include the realization of any potential profit improvement, cost savings from operating efficiencies, synergies or other restructuring activities that might result from the Mergers. Further, there may be additional charges related to the restructuring or other integration activities resulting from the Mergers, the timing, nature and amount of which Zeo Energy’s management cannot identify, and thus, such charges are not reflected in the unaudited pro forma condensed combined financial information.

ZEO ENERGY CORP.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2025

	Zeo Energy (Historical)	Heliogen Historical After Reclassifications (See Note 2)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$2,894,103	$30,064,313	$—		$32,958,416
Accounts receivable	4,999,508	179,000	—		5,178,508
Inventories	847,395	—	—		847,395
Contract assets	577,398	—	—		577,398
Prepaid expenses and other current assets	936,673	1,159,965	—		2,096,638
Total current assets	10,255,077	31,403,278	—		41,658,355
Other assets	113,591	997,766	—		1,111,357
Property, equipment and other fixed assets, net	2,629,283	137,018	—		2,766,301
Right-of-use operating lease asset	1,087,496	146,135	—		1,233,631
Right-of-use finance lease asset	412,893	—	—		412,893
Intangibles, net	2,938,804	—	—		2,938,804
Related party note receivable	3,000,000	—	—		3,000,000
Goodwill	27,010,745	—	—		27,010,745
Total assets	$47,447,889	$32,684,197	$—		$80,132,086

Liabilities, redeemable noncontrolling interest and stockholders’ (deficit) equity
Current liabilities
Accounts payable	$3,569,632	$1,170,345	$—		$4,739,977
Accrued expenses and other current liabilities	6,581,799	6,426,683	1,400,000	4d	14,408,482
Current portion of long-term debt	301,091	—	—		301,091
Current portion of obligations under operating leases	555,672	974,192	—		1,529,864
Current portion of obligations under finance leases	133,408	—	—		133,408
Convertible promissory note, net of debt issuance costs	2,455,000	—	—		2,455,000
Contract liabilities	119,417	—	—		119,417
Total current liabilities	13,716,019	8,571,220	1,400,000		23,687,239
Obligations under operating leases, non-current	662,291	729,949	—		1,392,240
Obligations under finance leases, non-current	314,167	—	—		314,167
Warrant liabilities	785,551	37,693	(37,693)	4a	785,551
Long-term debt	414,268	—	—		414,268
Other long-term liabilities	—	316,673	—		316,673
Total liabilities	15,892,296	9,655,535	1,362,307		26,910,138

ZEO ENERGY CORP.
Unaudited Pro Forma Condensed Combined Balance Sheet — (Continued)
As of March 31, 2025

	Zeo Energy (Historical)	Heliogen Historical After Reclassifications (See Note 2)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Commitments and contingencies

Redeemable noncontrolling interests
Convertible preferred units	16,536,108	—	—		16,536,108
Class B Units	38,097,300	—	—		38,097,300

Stockholders’ (deficit) equity
Class V common stock	2,673	—	—		2,673
Class A common stock	2,180	—	1,074	4b	3,254
HLGN common stock	—	612	(612)	4b	—
Additional paid-in capital	16,486,224	435,556,613	(418,525,531)	4b	33,517,307
Accumulated other comprehensive income (loss)	—	(537,830)	537,830	4b	—
Accumulated deficit	(39,568,892)	(411,990,733)	416,624,932	4b	(34,934,693)
Total stockholders’ (deficit) equity	(23,077,815)	23,028,662	(1,362,307)		(1,411,460)
Total liabilities, redeemable noncontrolling interests and stockholders’ (deficit) equity	$47,447,889	$32,684,197	$—		$80,132,086

ZEO ENERGY CORP.
Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
For the Three Months Ended March 31, 2025

	Zeo Energy (Historical)	Heliogen Historical After Reclassifications (See Note 2)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue, net	$6,216,391	$—	$—		$6,216,391
Related party revenue, net	2,567,304	—	—		2,567,304
Total revenue	8,783,695	—	—		8,783,695
Operating costs and expenses:
Cost of goods sold (exclusive of depreciation and amortization shown below)	4,789,679	—	—		4,789,679
Depreciation and amortization	4,900,729	24,105	—		4,924,834
Sales and marketing	2,137,092	96,086	—		2,233,178
General and administrative	10,467,592	4,521,272	—		14,988,864
Selling, general and administrative	—	—	—		—
Research and development	—	1,084,969	—		1,084,969
Impairment and other charges	—	1,154,425	—		1,154,425
Total operating expenses	22,295,092	6,880,857			29,175,949
(Loss) income from operations	(13,511,397)	(6,880,857)			(20,392,254)
Other income (expenses), net:
Other income, net	82,363	227,123	—		309,486
Bargain purchase gain on acquisition			—		—
Change in fair value of warrant liabilities	663,449	(3,427)	3,427	4b	663,449
Interest expense	(30,277)	299,587	—		269,310
Total other income (expense), net	715,535	523,283	3,427		1,242,245
Net (loss) income before taxes	(12,795,862)	(6,357,574)	3,427		(19,150,009)
Income tax benefit	(523,500)	(1,825)	1	4c	(524,324)
Net (loss) income	(13,319,362)	(6,359,399)	3,428		(19,675,333)
Less: Net loss attributable to Sunergy Renewables, LLC prior to the ESGEN Business Combination	—	—	—		—
Net loss subsequent to the ESGEN Business Combination	(13,319,362)	(6,359,399)	3,428		(19,675,333)
Less: Net loss attributable to redeemable non-controlling interests	(6,958,098)	—	—		(6,958,098)
Net loss attributable to Class A common stock	$(6,361,264)	$(6,359,399)	$3,428		$(12,717,235)
Other comprehensive loss, net of taxes
Unrealized losses on available-for-sale securities		—	—		—
Cumulative translation adjustment		(26,932)	—		(26,932)
Comprehensive loss		$(6,386,331)	$3,428		$(12,744,167)

Basic and diluted net loss per common share	$(0.48)				$(0.53)
Weighted average units outstanding, basic and diluted	13,252,964		10,739,742		22,992,706

ZEO ENERGY CORP.
Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income
For the Year Ended December 31, 2024

	Zeo Energy (Historical)	Heliogen Historical After Reclassifications (See Note 2)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue, net	$51,088,065	$23,028,994	$—		$74,117,059
Related party revenue, net	22,156,018	194,836	—		22,350,854
Total revenue	73,244,083	23,223,830	—		96,467,913
Operating costs and expenses:
Cost of goods sold (exclusive of depreciation and amortization shown below)	38,021,519	7,969,678	—		45,991,197
Contract loss (adjustments) provisions	—	(74,117,460)			(74,117,460)
Depreciation and amortization	4,836,538	965,330	—		5,801,868
Sales and marketing	19,587,073	850,468	—		20,437,541
General and administrative	21,628,725	34,672,871	1,400,000	4d	57,701,596
Selling, general and administrative	—	—	—		—
Research and development	—	16,231,406	—		16,231,406
Impairment and other charges	—	7,024,121	—		7,024,121
Total operating expenses	84,073,855	(6,403,586)	1,400,000		79,070,269
(Loss) income from operations	(10,829,772)	29,627,416	(1,400,000)		17,397,644
Other income (expenses), net:
Other income, net	233,151	561,246	—		794,397
Bargain purchase gain on acquisition			6,034,199	4e	6,034,199
Change in fair value of warrant liabilities	69,000	65,963	(65,963)	4b	69,000
Interest expense	(333,539)	2,298,658	—		1,965,119
Total other income (expense), net	(31,388)	2,925,867	5,968,236		8,862,715
Net (loss) income before taxes	(10,861,160)	32,553,283	4,568,236		26,260,359
Income tax benefit (expense)	988,802	(5,913)	(830)	4d	982,059
Net (loss) income	(9,872,358)	32,547,370	4,567,406		27,242,418
Less: Net loss attributable to Sunergy Renewables, LLC prior to the ESGEN Business Combination	(523,681)	—	—		(523,681)
Net loss subsequent to the ESGEN Business Combination	(9,348,677)	32,547,370	4,567,406		27,766,099
Less: Net loss attributable to redeemable non-controlling interests	(6,679,788)	—	—		(6,679,788)
Net loss attributable to Class A common stock	$(2,668,889)	$32,547,370	$4,567,406		$34,445,887
Other comprehensive income, net of taxes
Unrealized gains on available-for-sale securities		773	—		773
Cumulative translation adjustment		3,981	—		3,981
Comprehensive income		$32,552,124	$5,967,152		$35,850,387

Basic and diluted net loss per common share	$(0.48)				$(2.12)
Weighted average units outstanding, basic and diluted	5,546,925		10,739,742		16,286,667

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been derived from the historical consolidated financial statements of Zeo Energy and Heliogen and has been prepared in accordance with Article 11 of Regulation S-X using assumptions set forth in the notes herein. The unaudited proforma condensed combined balance sheet gives effect to the Mergers as if the transaction occurred on March 31, 2025. The unaudited proforma condensed combined statement of operations gives effect to the Mergers as if the transaction had been completed on January 1, 2024.

The transaction is being accounted for under the acquisition method of accounting, and accordingly, the allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of March 31, 2025, using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Zeo Energy’s financial position and results of operations may differ significantly from the pro forma amounts included herein. Zeo expects to finalize its allocation of the purchase consideration as soon as practicable after completion of the Mergers.

Certain amounts in the historical financial statements of Heliogen have been reclassified to conform with Zeo Energy’s historical financial presentation. The unaudited pro forma condensed combined financial information does not necessarily indicate the results of operations or the combined financial position that would have resulted had the Mergers been completed at the beginning of the applicable period presented, nor is it indicative of the results of operation in future periods or the future.

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in Zeo Energy’s audited financial statements as of and for the year ended December 31, 2024. Upon completion of the Mergers, Zeo Energy’s management will perform a comprehensive review of Heliogen’s accounting policies. Zeo Energy’s management is currently not aware of any significant accounting policy differences and, therefore, has not made any adjustments to the pro forma condensed combined financial information related to these potential differences other than the adjustments described in Note 2 below. Upon completion of the Mergers and following Zeo Energy management’s comprehensive review, Zeo Energy’s management may identify differences in accounting policies between the two entities which, when conformed, could have a material impact on the consolidated financial statements of Zeo Energy following the Mergers.

NOTE 2 — Reclassification of Heliogen’s Historical Financial Information

Certain reclassifications are reflected in the transaction accounting adjustments to conform Heliogen’s financial statement presentation to Zeo Energy’s in the unaudited pro forma condensed combined balance sheet and statement of operations and comprehensive income (loss). These reclassifications have no effect on previously reported shareholders’ equity or income of Zeo Energy or Heliogen. The pro forma financial information may not reflect all reclassifications necessary to conform Heliogen’s presentation to that of Zeo Energy due to limitations on the availability of information as of the date hereof. Accounting policy differences and additional reclassification adjustments may be identified as more information becomes available.

The following reclassification adjustments were made to conform Heliogen’s financial statement presentation to Zeo Energy’s:

Unaudited Condensed Combined Balance Sheet
As of March 31, 2025

Zeo presentation	Heliogen presentation	Heliogen (Historical)	Reclassification Adjustments		Heliogen Historical Adjusted
Assets	Assets
Cash and cash equivalents	Cash and cash equivalents	$30,064,313	$—		$30,064,313
Accounts receivable	Receivables, net	179,000	—		179,000
Prepaid expenses and other current assets	Prepaid and other current assets	1,159,965	—		1,159,965
Total current assets	Total current assets	31,403,278	—		31,403,278
Other assets	Other long-term assets	997,766	—		997,766
Property, equipment and other fixed assets, net	Property, plant and equipment, net	137,018	—		137,018
Right-of-use operating lease asset	Operating lease right-of-use assets	146,135	—		146,135
Total assets	Total assets	$32,684,197	$—		$32,684,197

Liabilities, redeemable noncontrolling interest and stockholders’ (deficit) equity	Liabilities and Stockholders’s Equity
Accounts payable	Trade payables	$1,170,345	$—		$1,170,345
Accrued expenses and other current liabilities	Accrued expenses and other current liabilities	7,400,875	(974,192)	(a)	6,426,683
Current portion of obligations under operating leases		—	974,192	(a)	974,192
Total current liabilities	Total current liabilities	8,571,220	—		8,571,220
Obligations under operating leases, non-current	Operating lease liabilities, non-current	729,949	—		729,949
Warrant liabilities		—	37,693	(b)	37,693
	Other long-term liabilities	354,366	(37,693)	(b)	316,673
Total liabilities	Total liabilities	9,655,535	—		9,655,535
Commitments and contingencies	Commitments and contingencies

Stockholders’ (deficit) equity	Stockholders’ equity
	Preferred stock	—	—		—
	Common stock	612	—		612
Additional paid-in capital	Additional paid-in capital	435,556,613	—		435,556,613
	Accumulated other comprehensive loss	(537,830)	—		(537,830)
Accumulated deficit	Accumulated deficit	(411,990,733)	—		(411,990,733)
Total stockholders’ (deficit) equity	Total stockholders’ equity	23,028,662	—		23,028,662
Total liabilities, redeemable noncontrolling interests and stockholders’ (deficit) equity	Total liabilities, and stockholders’ equity	$32,684,197	$—		$32,684,197

(a)	Reclassification of operating lease liabilities, current portion from “Accrued expenses and other current liabilities” as reported by Heliogen to “Current portion of obligations under operating leases” as reported by Zeo.
(b)	Reclassification of warrant liabilities, current portion from “Other long-term liabilities” as reported by Heliogen to “Warrant liabilities” as reported by Zeo.

Unaudited Condensed Combined Statement of Operations and Comprehensive Loss
For the Three Months Ended March 31, 2025

Zeo presentation	Heliogen presentation	Heliogen (Historical)	Reclassification Adjustments		Heliogen Historical Adjusted
Total revenue	Total revenue	$—	$—		$—
Cost of goods sold (exclusive of depreciation and amortization shown below)	Total cost of revenue (including depreciation)	—	—		—
Depreciation and amortization			24,105	(a)	24,105
Sales and marketing			96,086	(b)	96,086
General and administrative			4,521,272	(c)	4,521,272
	Selling, general and administrative	4,638,472	(4,638,472)	(d)	—
	Research and development	1,087,960	(2,991)	(a)	1,084,969
	Impairment and other charges	1,154,425	—		1,154,425
(Loss) income from operations	Operating loss	(6,880,857)	—		(6,880,857)
Other income, net	Other income, net	227,123	—		227,123
Change in fair value of warrant liabilities	Loss on warrant remeasurement	(3,427)	—		(3,427)
Interest expense	Interest income	299,587	—		299,587
Net (loss) income before taxes	Net loss before taxes	(6,357,574)	—		(6,357,574)
Income tax benefit	Provision for income taxes	(1,825)	—		(1,825)
Net (loss) income	Net loss	(6,359,399)	—		(6,359,399)
	Cumulative translation adjustment	(26,932)	—		(26,932)
	Comprehensive loss	$(6,386,331)	$—		$(6,386,331)

(a)	Reclassification of depreciation and amortization expense from “Selling, general and administrative” and “Research and development” as reported by Heliogen to “Depreciation and amortization” as reported by Zeo.
(b)	Reclassification of sales and marketing costs from “Selling, general and administrative” as reported by Heliogen to “Sales and marketing” as reported by Zeo.
(c)	Reclassification of general and administrative costs from “Selling, general and administrative” as reported by Heliogen to “General and administrative” as reported by Zeo.
(d)	Elimination of the “Selling, general and administrative” financial statement line item as reported by Heliogen to conform with the financial statement presentation as reported by Zeo.

Unaudited Condensed Combined Statement of Operations and Comprehensive Income
For the Year Ended December 31, 2024

Zeo presentation	Heliogen presentation	Heliogen (Historical)	Reclassification Adjustments		Heliogen Historical Adjusted
Revenue, net	Revenue	$23,223,830	$(194,836)	(a)	$23,028,994
Related party revenue, net		—	194,836	(a)	194,836
Total revenue	Total revenue	23,223,830	—		23,223,830
Cost of goods sold (exclusive of depreciation and amortization shown below)	Total cost of revenue (including depreciation)	8,035,306	(65,628)	(b)	7,969,678
	Contract loss adjustments	(74,117,460)	—		(74,117,460)
Depreciation and amortization			965,330	(b)	965,330
Sales and marketing			850,468	(c)	850,468
General and administrative			34,672,871	(d)	34,672,871
	Selling, general and administrative	36,319,520	(36,319,520)	(e)	—
	Research and development	16,334,927	(103,521)	(b)	16,231,406
	Impairment and other charges	7,024,121	—		7,024,121
(Loss) income from operations	Operating income	29,627,416	—		29,627,416
Other income, net	Other income, net	561,246	—		561,246
Change in fair value of warrant liabilities	Loss on warrant remeasurement	65,963	—		65,963
Interest expense	Interest income	2,298,658	—		2,298,658
Net (loss) income before taxes	Net income before taxes	32,553,283	—		32,553,283
Income tax benefit	Provision for income taxes	(5,913)	—		(5,913)
Net (loss) income	Net income	32,547,370	—		32,547,370
	Unrealized gains on available-for-sale securities	773	—		773
	Cumulative translation adjustment	3,981	—		3,981
	Comprehensive income	$32,552,124	$—		$32,552,124

(a)	Reclassification of related party revenues from “Revenue” as reported by Heliogen to “Related party revenue, net” as reported by Zeo.
(b)	Reclassification of depreciation and amortization expense from “Cost of revenue,” “Selling, general and administrative” and “Research and development” as reported by Heliogen to “Depreciation and amortization” as reported by Zeo.
(c)	Reclassification of sales and marketing costs from “Selling, general and administrative” as reported by Heliogen to “Sales and marketing” as reported by Zeo.
(d)	Reclassification of general and administrative costs from “Selling, general and administrative” as reported by Heliogen to “General and administrative” as reported by Zeo.
(e)	Elimination of the “Selling, general and administrative” financial statement line item as reported by Heliogen to conform with the financial statement presentation as reported by Zeo.

NOTE 3 — Preliminary Purchase Price Allocation

The preliminary fair value assessment of the assets acquired and liabilities assumed expected to be recorded is as follows:

Cash and cash equivalents	$30,064,313
Accounts receivable	179,000
Prepaid expenses and other current assets	1,159,965
Other assets	997,766
Property, equipment and other fixed assets, net	137,018
Right-of-use operating lease asset	146,135
Accounts payable	(1,170,345)
Accrued expenses and other current liabilities	(6,426,683)
Current portion of obligations under operating leases	(974,192)
Obligations under operating leases, non-current	(729,949)
Other long-term liabilities	(316,673)
Preliminary estimate of bargain purchase gain on acquisition	(6,034,199)
Preliminary estimate of total consideration paid	$17,032,157

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

●	changes in the “net cash” at closing will, above or below certain thresholds, will result in a change in consideration as follows:

●	If net cash is less than the “Net Cash Collar Floor” of $13 million the purchase price will be decreased by 50% of the amount below the floor. For example, if net cash at closing is $10 million, the purchase price will be adjusted down by $1.5 million (50% of $13 million floor less $10 million acquired).

●	If net cash is greater than the “Net Cash Collar Ceiling” of $16 million the purchase price will be increased by 50% of the amount below the floor. For example, if net cash at closing is $20 million, the purchase price will be adjusted up by $2 million (50% of $20 million acquired less $16 million ceiling).

●	changes in the estimated fair value of Heliogen’s assets acquired and liabilities assumed as of the closing date of the Merger, which could result from changes in the values of equipment, reserve estimates and other accounts which could change from the ordinary business operations, including: cash, accounts, other assets, accounts payable and other liabilities and other factors;

●	the tax bases of Heliogen’s assets and liabilities as of the Closing Date of the Mergers; and

●	the risk factors described in the section entitled “Risk Factors” beginning on page 18.

NOTE 4 — Transaction Accounting Adjustments

The preliminary transaction accounting adjustments included in the unaudited pro forma condensed combined financial information are as follows:

a.	reflects the elimination of Heliogen warrant liabilities to be cancelled at closing and the associated gains and losses recorded

b.	reflects the elimination of Heliogen “HLGN common stock”, “Additional paid-in capital” and “Accumulated deficit”, the ZEO stock issued as consideration of $17,032,157 ($1,074 “Class A common stock” and $17,031,083 “Additional paid-in capital”) and the bargain purchase gain of $6,034,199 recorded in “Accumulated deficit”

c.	reflects the estimated tax impact of transaction accounting adjustments reflected in the “Income tax benefit (expense)” by using the effective rate realized in the period impacted by the adjustments

d.	reflects ZEO Energy’s estimated cash payments for legal, audit and investment banker related fees. Heliogen’s estimated cash payments for legal, audit and investment banker related fees is $2,400,000.

e.	reflects the “Bargain purchase gain on acquisition” (see note 3 for purchase price allocation)